DATED: APRIL 3RD, 1980
                             ----------------------


                                BRAMALEA LIMITED

                                     -and-

                                 DUCON-MIKROPUL
                                 --------------

                       ---------------------------------

                                     LEASE

                       ---------------------------------

                     Address: 1940 Steeles Avenue, Brampton

                               SHIFF, GROSS
                               Suite 800
                               1867 Yonge Street
                               TORONTO, Ontario
                               M4S 1R2 (SI: 11238)

                                   SCHEDULE A

                               PLAN OF SURVEY OF
                        BLOCK G REGISTERED PLAN NO. 720
                            TOWNSHIP OF CHINGUACOUSY
                                 COUNTY OF PEEL
                            SCALE: 1 INCH = 100 FEET

              THIS INDENTURE made as of the 3rd day of April l980

         IN PURSUANCE OF THE SHORT FORMS OF LEASES ACT

         B E T W E E N:

                 BRAMALEA LIMITED, a Corporation incorporated under the laws of the Province of Ontario, (hereinafter called the "Landlord")

                                                            OF THE FIRST PART:

                 - and -
                 DUCON-MIKROPUL LIMITED, a Corporation
                 incorporated under the laws of Canada

                 (hereinafter called the "Tenant")

                                                           OF THE SECOND PART:

         W H E R E A S:

         A. The Landlord and Tenant are parties to a certain indenture of lease dated January l5th,1974, amended by agreement dated December lst,1975 and by letter dated October 23rd,1978 ( the "(Original Lease");

         B. The Original Lease terminates on April 3Oth,1980, and the Landlord and Tenant desire to enter into this lease to provide for a continuation of tenure;

         W I T N E S S E T H:

DEMISE   1.00    That in consideration of the rents, covenants and agreements hereinafter reserved and contained on the part of the Tenant to be paid, observed and performed, the Landlord doth demise and lease unto the Tenant all and singular that certain parcel or tract of land and premises situate, lying and being in the City of Brampton and Province of Ontario, and being municipally known as 1940 Steeles Avenue, all of which said property is sometimes hereinafter referred to as the "demised premises," "leased premises" or "premises," and being Part of Block G, Registered Plan 720, as shown outlined in blue on Schedule "A" annexed hereto, and having thereon a building containing 18,496 square feet.

TERM     2.00    TO HAVE AND TO HOLD the demised premises, unless such term shall be sooner terminated as hereinafter provided, for and during the term of six (6) years to be computed from and inclusive of the 1st day of May,1980, and from thenceforth next ensuing and ended on the 30th day of April, 1986.

USE OF   3.00    The Tenant shall use and occupy the demised premises for
PREMISES offices, warehousing and other uses required by the Tenant in connection with its business; provided the Tenant, in the use and occupation of the demised premises and in the prosecution or conduct of any business therein, shall comply with all requirements of all laws, orders, ordinances, rules and regulations of the Federal, Provincial, Regional and/or Municipal authorities, and with any direction or certificate of occupancy issued pursuant to any law by a public officer or officers. The Tenant covenants that it will not use or permit to be used any part of the demised premises for any dangerous, noxious or offensive trade or business and it will not cause or maintain any nuisance in, at or on the demised premises, and the Tenant covenants to carry on active business in the demised premises for the term hereby granted.


RENT    4.00     YIELDING AND PAYING THEREFOR yearly and every year without any abatement or deduction for any reason whatsoever, during the term hereby granted, the sum of FIFTY-FIVE THOUSAND FOUR HUNDRED EIGHTY-EIGHT DOLLARS ($55,488.00) of lawful money of Canada to be paid in advance in equal consecutive monthly installments of $4,624.00 each on the 1st day of each and every month in each year during the term hereby demised, commencing on the 1st day of May , 1980, together with additional rent hereinafter reserved.


DEPOSIT


PAYMENT  6.00    All payments required to be made by the Tenant under and in respect to this lease shall be made to the Landlord, at the Landlord's office, 1867 Yonge Street, Suite 1100, Toronto, Ontario, M4S1Y5, or to such agent o agents of the Landlord or at such other place as the Landlord shall hereafter from time to time direct in writing to the Tenant.

TENANT'S 7.00    The Tenant covenants with the Landlord:
COVENANTS

         7.01    To pay rent.


ADDIT-   7.02     The Tenant shall as additional rent in each and every year
IONAL    during the term, pay and discharge all taxes (including local
RENT improvement rates), rates, duties and assessments that may be levied, rated, charged or assessed against the demised premises or any part thereof, and without limiting the generality of the foregoing, every other tax, charge, rate, assessment or payment which may become a charge or encumbrance upon or levied or collected upon or in respect of the demised premises or any part thereof, whether charged by any Municipal, Parliamentary or other body during the term hereby demised.

         7.03 The Tenant shall pay, as the same becomes due respectively, all charges for public and private utilities, including without limitation, water, gas, electrical power or energy, steam or hot water used upon or in respect of the demised premises and for fittings, machines, apparatus, meters or other things leased in respect thereof, and for all work or services performed by any corporation or commission in connection with such public or private utilities.

         7.04 The Tenant shall have the right to contest by appropriate legal proceedings, the validity of any tax, rate, including local improvement rates, assessments or other charges referred to in this section.


INTERIOR 7.05     The Tenant, at its sole cost and expense, shall maintain and
MAINTEN- keep the demised premises and every part thereof in good order and
ANCE condition and promptly make all needed repairs and replacements (reasonable wear and tear and damage by perils insured against only excepted) and without limiting the generality of the foregoing, the Tenant shall keep the demised premises well painted, clean and in such condition as a careful owner would do.


EXTERIOR 7.06     The Tenant, at its sole cost and expense, shall maintain and keep the sidewalks, parking areas, driveways and landscaping generally in good order and condition and promptly make all needed repairs and replacements (reasonable wear and tear and damage by perils insured against only excepted) and without limiting the generality of the foregoing, the Tenant shall keep the sidewalks, parking areas and driveways in a clean and orderly condition free of accumulation of dirt, rubbish, snow and ice. The Tenant shall also keep and maintain all lawns and landscaping in such condition as a careful owner would do including the replacement of lawn and landscaping where the Tenant has failed to care for such lawn and landscaping as a careful owner would do.

         7.07 In the event that the Tenant requires outside storage facilities, the Tenant shall construct a fence in compliance with all Municipal by-laws, and in the event that such by-laws do not exist, then in accordance with the specifications of the Landlord. The Tenant, at its sole cost and expense shall maintain and keep all outside storage areas in good order and condition and promptly make all needed repairs and replacements (reasonable wear and tear, and damage by perils insured against only excepted).

ENTRY    7.08     It shall be lawful for the Landlord and/or its agents, at all
BY       reasonable times during the term and following at least twenty-four
LAND-    (24) hours notice, to enter the demised premises to inspect the
LORD condition thereof. Where an inspection reveals repairs are necessary, in the reasonable opinion of the Landlord, the Landlord shall give the Tenant notice in writing, and thereupon the Tenant shall within thirty
         (30) days of the date of delivery of the notice, make the necessary repairs in a good and workmanlike manner.

LEAVE    7.09     And the Tenant shall, at the expiration or sooner
PREMISES determination of the term, peaceably surrender and yield up unto the IN GOOD Landlord the demised premises, together with the appurtenances, and all
REPAIR buildings or erections which at any time during the term shall have been made therein or thereon, in good and substantial repair and condition (reasonable wear and tear and damage by perils insured against only excepted).

HEATING 7.10 To heat the demised premises in a reasonable manner at its own expense from heating equipment supplied by the Landlord, and to maintain, keep in good repair, and replace,* if necessary, at its own expense, the heating equipment and controls used in connection therewith, subject to the condition of the said heating equipment as of the date of the commencement of the within term, and to provide all the necessary fuel and other supplies for the operation of the heating plant; and to heat the demised premises as aforementioned so as, at all times, to protect the demised premises and all of its contents from damage by cold or frost.

AIR-     7.11     To air-condition the office area located in the demised
CONDIT-  premises from air-conditioning equipment supplied by the Landlord  and
IONING to maintain, keep in good repair, and replace,* if necessary at its own expense, the air-conditioning equipment and controls used in connection therewith, subject to the condition of the said air-conditioning equipment as of the date of the commencement of the within term.

PUBLIC   7.12     The Tenant, at its own expense, shall observe and promptly
ORDERS comply with all statutes, orders-in-council, by-laws, rules, regulations and requirements of all Federal, Provincial, Regional and Municipal Governments and appropriate Departments thereof, and the orders, rules and regulations of the Insurance Advisory Organization or any other body hereafter constituted exercising similar functions which may be applicable to the leased premises and or the use or manner of use of the leased premises. The Tenant shall likewise observe and comply with the requirements of all policies of insurance at any time in force under the provisions of this lease. The Landlord acknowledges that the demised premises, at the commencement of the term of the lease, comply with all Municipal by-laws.

ASSIGN-  7.13     The Tenant shall not assign nor sublet or permit the premises
MEMT     to be occupied by anyone other than the Tenant, without the written
AND SUB- consent of the Landlord, provided such consent shall not be LETTING unreasonably withheld.

         *if it is determined by an independent mechanical engineer that the existing roof mounted combination heating-cooling unit requires replacement, the Landlord shall make such replacement and the Tenant shall pay the cost thereof up to a maximum of $25,000.00 and the Landlord shall pay the excess.

NUISANCE 7.14     The Tenant shall not do, nor omit nor permit to be done or omitted upon or about the demised premises, anything which shall be or shall result in a nuisance or menace to the Landlord, or the owners or occupiers of neighbouring premises.

INSUR-   7.15     The Tenant, in the names of the Tenant, the Landlord and
ANCE every mortgagee of the demised premises from time to time and with some insurance company or companies satisfactory to the Landlord and every such mortgagee, shall take out and maintain with respect to the demised premises and the Tenant's use and occupation thereof and furnish to the Landlord policies of:


                  (a) public liability and property damage insurance, including personal injury, in respect of the demised premises and its operation therein up to such limits as the Landlord may from time to time reasonably request but to the extent of not less than ONE MILLION DOLLARS ($1,000,000.00) inclusive of all injuries or death to persons and damage to property of others arising from any one occurrence;

                  (b) plate glass insurance in an amount sufficient to replace all plate glass in the demised premises and in the exterior doors and windows thereof;

                  (c) insurance against loss by such insurable hazards as the Landlord may from time to time reasonably request on a replacement cost basis in an amount sufficient to cover the cost of replacement of all alterations, decorations, fixtures, additions, improvements, and trade inventory made, installed, brought, maintained or stored by the Tenant on the demised premises;

                  (d) business interruption insurance for such amount as the Landlord may from time to time reasonably request.

         7.16 The Tenant shall pay forthwith on demand all premiums with respect to the following insurance policies which the Landlord shall take out and maintain, or cause to be taken out and maintained:

                  (a) insurance against destruction or damage by fire and those additional perils contained in the extended perils endorsement of such insurance company or companies usual from time to time for similar risks to the extent of the full replacement value of footings, foundations and pavements;


                  (b) if any boiler or pressure vessels are on the demised premises, boiler and pressure vessels insurance up to a limit of not less than FIVE HUNDRED THOUSAND DOLLARS ($500,000.00);

                  (c) loss of rental income insurance for such amount as the Landlord may from time to time reasonably request.

         7.17 The proceeds of all insurance on the demised premises against property damage shall be paid to the Landlord and/or to any mortgagee(s) as aforesaid upon the occurrence of any loss. In case of damage to, or total or partial destruction of the demised premises or any part thereof, by force or otherwise; the Tenant shall give the Landlord prompt notice thereof, and the Landlord, subject to Paragraph
         8.00 herein, shall proceed to restore the property so damaged to the same condition as prevailed immediately prior to the occurrence of such damage.

         7.18 All insurance policies required under this Article shall provide for waiver of subrogation, if available, in favour of the Landlord and the Tenant respectively and all other companies respectively owned, operated or controlled by or affiliated to any of them, and each party may from time to time require the other to supply evidence in respect thereto provided that if such endorsement can only be obtained by payment of an additional premium, the other party, if it insists upon such endorsement, shall pay such additional premium; and in the event that waiver of subrogation is not available in favour of the Landlord, then the Tenant shall obtain Tenant's legal liability insurance in an amount reasonably satisfactory to the Landlord.

         7.19 From time to time, at the request of the Landlord, the Tenant shall also maintain such other or additional insurance and in such amounts as at the time customarily is carried in respect of buildings and building equipment then on the leased premises and shall also maintain such other or additional insurance and in such amounts as may be required by the holder of any mortgage of the premises, pursuant to the terms of the particular mortgage.

         7.20 The Tenant shall comply with all regulations of the Insurance Advisory Organization or of any liability or fire insurance company by which the Landlord or Tenant may be insured, which are necessary to maintain such insurance. Such insurance shall, as from the respective dates upon which the several existing policies of insurance respectively expire, be effected with such insurance company or companies as the Landlord may approve; provided such approval shall not be unreasonably withheld and the policies of insurance shall be produced to the Landlord. In the event that the Tenant shall fail to insure and keep insured as herein provided, the Landlord shall be at liberty to effect insurance as aforesaid and the cost of such insurance shall be added to the rent hereby reserved and the amount thereof shall be payable with the next ensuing installment of rent, and the Landlord, in the event of nonpayment, shall be entitled to all remedies for the recovery of same as for rent in arrears; and the Tenant shall have the public liability insurance in the names of the Landlord and Tenant as the persons assured.

         7.21 Receipts or satisfactory evidence establishing the payment of premiums in respect of each of the said policies shall be delivered to the Landlord at least ten days before the same becomes due.

         7.22 Subject to the provisions of Paragraph 8.00 below, in the event of destruction of the demised premises or any part thereof by any reason whatsoever insured against by the Landlord as hereinbefore referred to, the Landlord shall cause the demised premises or any part thereof to be reinsured as hereinbefore provided immediately upon reconstruction or restoration.

DAMAGE   8.00     If and whenever during the term hereby demised the building
AND DES- erected on the demised premises shall be destroyed or damaged by TRUCTION perils insured against as hereinbefore stated, then and in every such event:

                  (a) If the damage or destruction is such that the building erected on the demised premises is rendered wholly unfit for occupancy or it is impossible or unsafe to use or occupy, and if in either event the damage, in the opinion of the Landlord to be given to the Tenant within ten (10) days of the happening of such damage or destruction, cannot be repaired with reasonable diligence within one hundred and twenty (120) days from the happening of such damage or destruction, then either the Landlord or the Tenant may, within five (5) days next succeeding the giving of the Landlord's opinion as aforesaid, terminate this lease by giving to the other notice in writing of such termination, in which event this lease and the term hereby demised shall cease and be at an end as of the date of such destruction or damage and the rent and all other payments for which Tenant is liable under the terms of this lease shall be apportioned and paid in full to the date of such destruction or damage. In the event that neither Landlord nor Tenant shall terminate this lease, then the Landlord shall repair the building with all reasonable speed and the rent hereby reserved shall abate from the date of the happening of the damage until the damage shall be made good to the extent of enabling Tenant to use and re-occupy the demised premises in the opinion of an architect designated by the Landlord.

                  (b) If the damage or destruction is such that the building erected on the demised premises is rendered wholly unfit for occupancy or it is impossible or unsafe to use or occupy, and if in either event the damage, in the opinion of the Landlord to be given to the Tenant within ten (10) days from the happening of such damage, can be repaired with reasonable diligence within one hundred and twenty (120) days from the happening of such damage, then the rent hereby reserved shall abate from the date of the happening of such damage until the damage shall be made good to the extent of enabling the Tenant to use and re-occupy the demised premises in the opinion of an architect designated by the Landlord, and the Landlord shall repair the damage with all reasonable speed.

                  (c) If in the opinion of the Landlord the damage or destruction can be made good as aforesaid within one hundred and twenty (120) days of the happening of such damage or destruction, and the damage is such that a portion of the building upon the demised premises is capable of being partially used for the purposes for which it is hereby demised, then until such damage has been repaired, the rent shall abate in the proportion that the part of the portion of the building demised is rendered unfit for occupancy bears to the whole of the said building and the Landlord shall repair the damage with all reasonable speed.


SEIZURE  9.00     PROVIDED AND IT IS HEREBY EXPRESSLY AGREED:
AND BANK-
RUPTCY

         9.01 That in case, without the written consent of Landlord, the demised premises shall become and remain vacant or not used for a period of thirty (30) days while the same are suitable for use by the Tenant, or be used by any other person than the Tenant, or in case the term hereby granted or any of the goods and chattels of Tenant shall be at any time seized or taken in execution or in attachment by any creditor of Tenant or Tenant shall make any assignment for the benefit of creditors or give any Bill of Sale without complying with The Bulk Sales Act (Ontario) or become bankrupt or insolvent or take the benefit of any Act now or hereafter in force for bankrupt or insolvent debtors or any Order shall be made for the winding-up of Tenant, then in every such case the then current month's rent and the next ensuing three (3) months' rent shall immediately become due and payable, and, at the option of the Landlord, this lease shall cease and determine and the said term shall immediately become forfeited and void, in which event the Landlord may re-enter and take possession of the demised premises as though the Tenant or any occupant or occupants of the demised premises was or were holding over after the expiration of the term without any right whatsoever.

NO EX-   9.02     That notwithstanding the benefit of any present or future
CEPTIONS Statute taking away or limiting the Landlord's right of distress, none
FOR      of the goods and chattels of the Tenant on the demised premises at any
DISTRESS time during the said term shall be exempt from levy by distress for rent in arrears.

         9.03 That the Landlord shall not in any event whatsoever be liable or responsible for any personal injury or death that may be suffered or sustained by the Tenant or any employee of the Tenant or any other person who may be upon the demised premises or for any loss or damage or injury to any property belonging to the Tenant or to its employees or to any other person while such property is on the demised premises and, in particular, (but without limiting the generality of the foregoing) Landlord shall not be liable for any damage to any such property caused by steam, water, rain or snow which may leak into, issue or flow from any part of the said building or adjoining premises or from the water, steam, sprinkler or drainage pipes or plumbing works of the same or from any other place or quarter or for any damage caused by or attributable to the condition or arrangement of any electrical or other wiring or from any damage caused by anything done or omitted to be done by any Tenant.

INDEM-   9.04     The Tenant will indemnify and save harmless the Landlord
NIFICAT- from any and all liabilities, fines, suits, claims, demands, costs and
ION OF   actions of any kind or nature whatsoever to which the Landlord shall or
LAND-    may become liable for, or suffer by reason of any breach, violation or
LORD non-performance by the Tenant of any covenant, term or provision hereof, or by reason of any injury, loss, damage or death resulting from occasioned to or suffered by any person or persons, or any property by reason of any act, neglect or default on the part of the Tenant, or any of its agents, customers, employees, servants, contractors, licensees or invitees, in or about the demised premises or any part thereof; such indemnification in respect of any such breach, violation, non-performance, damage to property, loss, injury or death occurring during the term of this lease shall survive any termination of this lease, anything in this lease to the contrary notwithstanding.

HOLD-    9.05    That if the Tenant shall continue to occupy the demised
ING      premises after the expiration of this lease, with or without the
OVER consent of the Landlord, and without any further written agreement, the Tenant shall be a monthly Tenant at a monthly rental herein reserved and otherwise on the terms and conditions herein set forth, except as to length of tenancy.

OVER-    9.06    That the Tenant will not bring upon the demised premises or
LOAD-    any part thereof or hang from the ceiling or walls any machinery,
ING equipment, article or thing that by reason of its weight, size or use might damage the floor, roof or walls of the demised premises and that if any damage is caused to the demised premises by any machinery, equipment, article or thing or by overloading or by any act, neglect or misuse on the part of the Tenant or any of its servants, agents or employees or any person having business with the Tenant, the Tenant will forthwith repair the same or pay to the Landlord the cost of making good the same.

PAY-     9.07     That in the event of the Tenant failing to pay any taxes,
MENTS    rates, insurance premiums or other charges, which it has herein
DEEMED   covenanted to pay, or carry out any repairs, maintenance or
RENT replacements as it has herein covenanted to do, the Landlord may pay or, as herein provided, perform the same, and shall be entitled to charge the sums so paid or the cost of such performance to the Tenant who shall pay them forthwith on demand; and Landlord, in addition to any other rights, shall have the same remedies and make take the same steps for the recovery of all such sums together with interest thereon at prime plus four (4%) percent per annum, as it might have and take for the recovery of rent in arrears under the terms of this lease; all such payments required to be made under the terms of this lease shall be deemed rent. In this lease "prime" shall mean the prime lending rate by the Canadian Imperial Bank of Commerce, Main Branch Toronto, adjusted on the first day of each month.

REFUSE   9.08     That the Tenant will keep the demised premises and every part thereof in a clean and tidy condition and will not permit waste paper, garbage, ashes or waste or objectionable material to accumulate thereon.

LOADING  9.09     That all loading and unloading of merchandise, supplies
& UN-    materials, garbage and other chattels shall be effected only through or
LOADING  by means of such doorways or corridors as the Landlord shall designate.

DEMISED  9.10     Whenever in this lease reference is made to the demised
PREMISES premises, it shall include all structures, improvements and erections DEFINED in or upon the demised premises or any part thereof from time to time.

EVID-    9.11     The Tenant shall from time to time at the request of the
ENCE OF  Landlord produce to the Landlord satisfactory evidence of the due
PAY-     payment by the Tenant of all payments required to be made by the Tenant
MENTS    under this lease.
BY
TENANT

ADJUST-  9.12     The taxes and local improvement rates in respect of the first
MENT     and last years of the terms hereby demised shall be adjusted between
OF TAXES the Landlord and the Tenant.

WAIVER   10.00    The Tenant hereby expressly waives in favour of the Landlord, and of the holder or holders of any mortgages of the demised premises during the whole of the term hereby granted, and any and all extensions thereof or holding over, the benefit of and right granted by Section 35 of The Landlord and Tenant Act, R.S.O. 1970, Chapter 236, and amendments thereto, and any other and all future Acts of any competent legislative body having jurisdiction herein permitting or which may permit the Tenant to claim or effect any setoff in whole or in part of any debt due to the Tenant from the Landlord against the rental reserved hereby, except as is herein provided.

FIX-     11.00    PROVIDED that the Tenant may remove trade fixtures; provided
TURES further that the Tenant shall not remove or carry away from the said premises any building or any plumbing, heating or ventilating plant or equipment or other building services.

RE-      12.00    PROVISO FOR RE-ENTRY by the said Landlord on non-payment of
ENTRY    rent or non-performance of covenants.

                  The above powers may be exercised, whether legal demand for the rent has been made or not. Provided that notwithstanding anything hereinbefore contained, the Landlord's right of re-entry hereunder for non-payment of rent, non-performance of covenants, seizure or forfeiture of the said term shall become exercisable immediately upon such default being made. Provided further, that upon such re-entry by the Landlord under the terms of this paragraph, or any other provision or provisions of this lease, the Landlord may in addition to any other remedies to which the Landlord may be entitled, at its option, at any time and from time to time re-let as agent for the Tenant the demised premises or any part or parts thereof for the account of the Tenant or otherwise and receive and collect the rents therefor, applying the same first to the payment of such expenses as the Landlord may have incurred in recovering possession of the demised premises including the legal expenses and solicitor's fees and for putting the same into good order or condition or preparing or altering the same for re-rental and all other expenses, commissions and charges paid, assumed or incurred by the Landlord in or about re-letting the premises and then to the fulfillment of the covenants of the Tenant hereunder. Any such re-letting herein provided for may be for the remainder of the term as originally granted or for a longer or shorter period. In any such case and whether or not the demised premises or any part thereof be re-let, the Tenant shall pay to the Landlord the rental hereby reserved and all other sums required to be paid by the Tenant up to the time of the termination of this lease or of recovery of possession of the demised premises by the Landlord, as the case may be, and thereafter the Tenant covenants and agrees, if required by the Landlord, to pay to the Landlord until the end of the term of this lease the equivalent of the amount of all the rentals hereby reserved and all other sums required to be paid by the Tenant hereunder, less the net avails of re-letting, if any, and the same shall be due and payable by the Tenant to the Landlord on the days herein provided for rental, that is to say, upon each of the days herein provided for the payment of rental, the Tenant shall pay to the Landlord the amount of the deficiency then existing.

NET      13.00    The Tenant acknowledges and agrees that it is intended that
LEASE this lease shall be a completely carefree net lease for the Landlord, that the Landlord shall not be responsible during the term of the lease for any costs, charges, expenses and outlays of every nature whatsoever in respect of the lands, buildings or improvements on the whole or part of the demised premises, or the contents thereof, excepting only the Landlord's income tax in respect of income received from leasing the demised premises, corporation taxes, and principal and interest payments to be made in connection with any mortgage or mortgages placed on the lands and premises by the Landlord and except as may be herein specifically noted.

QUIET    14.00    The Landlord covenants with the Tenant for quiet enjoyment.
ENJOY-
MENT

INSPEC-  15.00    The Landlord, or any other person producing a written order
TION OF  signed by the Landlord or its agents, shall have the right to enter the
PREM-    leased premises at all reasonable times in a manner so as not to
ISES unreasonably interfere with the operations of the Tenant or any of its subtenants for the purposes of:

                  (a) making any repairs to the leased premises and performing any work therein that may be necessary by reason of the Tenant's default under the terms of this lease continuing beyond the applicable periods of grace; and

                  (b) exhibiting the leased premises for the purpose of sale or mortgage; and

                  (c) exhibiting the leased premises (within one year prior to the expiration of the term of this lease) to prospective Tenants.

                  The Landlord shall have the right to erect a sign advertising the premises for lease during the last six months of the term of the lease.

REMOV-   16.00    PROVIDED that in case of removal by Tenant of the goods and
AL OF    chattels of Tenant from off the premises, Landlord may follow the same
GOODS for thirty (30) days in the same manner as is provided for in the Landlord and Tenant Act.

IMPROVE- 17.00    ANY BUILDING, erection or improvement placed or erected upon
MENTS the demised premises shall become a part thereof and shall not be removed and shall be subject to all the provisions of this lease. No building, erection or improvement shall be erected upon the demised premises without the prior written consent of the Landlord.

ASSIGN-  l8.00    LANDLORD DECLARES that it may assign its rights under this
MENT BY  lease to any lending institution as security for a loan to Landlord and
LAND-    in the event that such an assignment is given and executed by Landlord
LORD and notification thereof is given to Tenant by or on behalf of Landlord, it is expressly agreed between Landlord and Tenant that this lease shall not be cancelled or modified for any reason whatsoever except as provided for, anticipated or permitted by the terms of this lease or by law, without the consent of such Lending Institution.

                  TENANT COVENANTS AND AGREES WITH LANDLORD that it will, if and whenever reasonably required by Landlord and at Landlord's expense, consent to and become a party to any instrument relating to this lease which may be required by or on behalf of any purchaser, bank or mortgagee from time to time of the said premises; provided, always, that the rights of the Tenant as hereinbefore set out be not altered or varied by the terms of such instrument or documents.

LIMIT-   19.00    The term "Landlord" as used in this lease so far as covenants
ATION    or obligations on the part of the Landlord are concerned, shall be
OF       limited to mean and include only the owner or owners at the time in
LAND-    question of the demised premises, and in the event of
LORD'S
LIABIL-
ITY
         any transfer or transfers of ownership, the Landlord herein named, and in case of any subsequent transfers or conveyances, the then vendor or transferor, shall be automatically freed and relieved from and after the date of such transfer or conveyance, of all personal liability as respect the performance of any covenants or obligations on the part of the Landlord contained in this lease thereafter to be performed, provided that:

                  (a) Any funds in the hands of such Landlord or the then vendor or transferor at the time of such transfer, in which the Tenant has an interest, shall be turned over to the purchaser or transferred and any amount then due and payable to the Tenant by the Landlord or the then vendor or transferor under any provisions of this lease, shall be paid to the Tenant; and

                  (b) Upon any such transfer, the purchaser or transferee shall be deemed to have assumed, subject to the limitations of this paragraph, all of the terms, covenants and conditions in this lease contained to be performed on the part of the landlord; it being intended hereby that the covenants and obligations contained in this lease on the part of the Landlord shall, subject as aforesaid, be binding on the Landlord, its successors and assigns, only during and in respect of their respective successive periods of ownership.

SIGNS    20.00    The Tenant shall have the right to erect a sign, logo or
         trademark (the "sign") on the exterior and interior of the walls located on the demised premises; provided that the Tenant shall only erect a sign in accordance with any local and/or regional building codes, by-laws or regulations; and provided that the Tenant shall have obtained the prior written consent of the Landlord.

         20.01 The Tenant agrees that the Tenant shall not erect a sign or any other identification on the roof of the leased premises.

         The Tenant further agrees to submit to the Landlord detailed plans and specifications of any proposed sign, prior to the Tenant acquiring such sign.

LIENS    21.00    If any mechanics' or other liens or order for the payment of money shall be filed against the leased premises by reason or arising out of any labor or material furnished to the Tenant or to anyone claiming through the Tenant, the Tenant shall, within fifteen (15) days after notice to Tenant of the filing thereof, cause the same to be discharged by bonding, deposit, payment, court order or otherwise. The Tenant shall defend all suits to enforce such lien, or orders, whether against Tenant or Landlord, at Tenant's sole expense. The Tenant hereby indemnifies the Landlord against any expense or damage as a result of such liens or orders.

WAIVERS  22.00    Any condoning, excusing or overlooking by the Landlord of any
CUMULAT- default, breach of non-observance by the Tenant at any time or times in
IVE      respect of any covenant, proviso or condition herein contained or the
REMEDIES acceptance of any rent while any such default, breach or non-observance
ETC. exists shall not (any law, statutory or otherwise, to the contrary notwithstanding) operate as a waiver of the Landlord's rights hereunder in respect of any continuing or subsequent default, breach or non-observance, nor so as to defeat or affect in any way the rights of the Landlord hereunder in respect of any such continuing or subsequent default, breach or non-observance and all rights and remedies herein contained of the Landlord shall be deemed to be cumulative and not alternative and the taking of any proceedings or step shall not preclude the taking of any other proceeding or step.

INVALID- 23.00    If any term or provisions of this lease or the application
ITY OF   thereof to any person or circumstances shall, to any extent, be invalid
PARTIC-  or unenforceable, the remainder of this lease, or the application
ULAR     of such term or provisions to persons or circumstances other than those
PROVIS-  as to which it is held invalid or unenforceable, shall not be affected
IONS thereby and each term and provision of this lease shall be valid and enforced to the fullest extent permitted by law.

LANDLORD 24.00    If Tenant shall default in the performance of any of the
MAY CURE terms, covenants and conditions of this lease, Landlord may, TENANT'S after thirty (30) days notice to Tenant specifying such default, or DEFAULT without notice if in the reasonable exercise of Landlord's judgment an emergency exists, but shall not be obligated to perform the same for the account and at the expense (including reasonable counsel fees) of Tenant and the amount of any payments made or expenses incurred by Landlord for such purpose, with interest thereon at prime plus four (4%) percent per annum, shall become due and payable by Tenant as additional rent with the next or any subsequent installment of rent which shall become due after such expenditure by Landlord; but any such expenditure by Landlord shall not be deemed to waive or release Tenant's default or the right of Landlord to take such action as may be permissible under the terms of this lease in the event of such default. When no emergency exists, the provisions of this paragraph 24.00 shall be inapplicable if, within thirty (30) days after such notice by Landlord, Tenant shall have cured such default or shall have commenced and is diligently proceeding to cure same.

NOTICES  25.00     The Tenant shall, without charge, at any time and from
AND      time to time, within ten (10) days after request by Landlord,
CERTIFI- certify by written instrument, duly executed, acknowledged and
CATES delivered to Landlord or any other person, firm or corporation specified by Landlord:

                  (a) that this lease is unmodified and in full force and effect, or, if there have been any modifications, that the same is in full force and effect as modified and stating the modification;

                  (b) whether or not there are then existing any setoffs or defenses against the enforcement of any of the agreements, terms, covenants or conditions of this lease upon the part of the Tenant to be performed or complied with and, if so, specifying the same; and

                  (c) the dates, if any, to which the net rent, additional rent and any other charges hereunder have been paid.

         25.01 Any notice to be given by the provisions of this lease shall be sufficiently given if served personally or if mailed, postage prepaid, at any one of Her Majesty's Post Offices in the Province of Ontario in a registered letter addressed:

                  (a) in the case of a notice to the Landlord, to it at 1867 Yonge Street, Suite 1100, Toronto, Ontario, M4S lY5, attention President - Bramalea Limited with a copy to Bramalea Limited, Industrial Division;

                  (b) in the case of a notice to the Tenant, to it at the demised premises.

                  Any notice so mailed shall be held conclusively to have been given 24 hours after such mailing.

                  Either party may from time to time by notice to the other change the address to which notices are to be given, such change of address to be effective only upon the written acknowledgment of the other party of receipt thereof.

                  In the event of a publicized disruption of postal service, all notices required hereunder shall be made by personal service.

SURREN-  26.00    The Tenant, upon termination of this lease shall peaceably and
DER OF   quietly surrender the leased premises and any improvements thereon in
PREMISES good order, repair and condition.

MISCELL- 27.00    In addition to the specific obligations elsewhere in this
ANEIOUS   lease reserved and contained on the part of the Tenant to be observed and performed, and without in any limiting the generality thereof, the condition, maintenance, operation and management of the demised premises, the buildings, appurtenances thereto and other improvements from time to time thereon and all machinery, equipment and other facilities therein or thereon shall be the sole responsibility of the Tenant throughout the term thereof and the Tenant shall make all payments, foreseen, unforeseen, ordinary and/or extraordinary, required to be made only with respect to the observance and performance of specific obligations but also with respect to the general obligation in this clause contained.

         27.01 Any payment required to be made by any provision of this lease shall be made in lawful money of Canada.

         27.02 The Tenant acknowledges the leased premises are subject to all local ordinances and building restrictions as the same may affect the demised premises. Tenant accepts the Landlord's title to the demised premises and further accepts the demised premises in their present condition.

         27.03 This lease contains the entire agreement between the parties and shall not be modified in any manner except by an instrument in writing executed by the parties.

         27.04 The marginal notes contained in this lease are for convenience and references only and in no way define, limit or describe the scope or intent of this lease nor in any way affect this lease.

         27.05 Words importing the singular number only shall include the plural and vice-versa, and words importing the masculine gender shall include the feminine gender and words importing persons shall include firms and corporations and vice-versa.

         27.06 This Indenture and everything herein contained shall extend to and bind and enure to the benefit of the respective heirs, executors, administrators, successors and assigns (as the case may be) of each and every of the parties hereto, subject to the consent of the Landlord being obtained, as hereinbefore provided, to any assignment or sub-lease by Tenant. All rights and powers reserved to Landlord may be exercised by either Landlord or its agents or representatives.

         27.07 The Tenant shall not assign or sublet, nor agree to assign or sublet, nor accept an offer to assign or sublet (other than to a subsidiary or associated corporation within the meaning of The Income Tax Act of Canada) a portion(s) of the demised premises containing in the aggregate greater than eighty-four (84%) per cent of the rentable area of the demised premises, until the Tenant has first delivered a copy of the proposed assignment or sub-letting agreement to the Landlord (the "Notice") and the Landlord shall, for a period of thirty
         (30) days following receipt of the Notice, have the option to terminate this lease by notice in writing to the Tenant on a date set by the Landlord not to exceed sixty (60) days after the date of the Notice. Failure by the Landlord to exercise the termination provisions herein contained shall not affect nor alter the covenants or conditions of this lease nor relieve the Tenant of any of its obligations or responsibilities hereunder including, without limiting the generality of the foregoing, the obtaining of the Landlord's consent pursuant to paragraph 7.13 hereof, and the delivery of a subsequent Notice if the proposal contained in the original Notice is not completed.

         27.08 The provisions of this lease are subject to compliance with The Planning Act, R.S.O. 1970, c. 349 as amended.

SUBORDI- 28.00    Provided that at the request of the Landlord, this lease and
NATION everything herein contained shall be deemed to be subordinate to any charge or charges from time to time created by the Landlord with respect to the demised premises, by way of mortgage, and the Tenant hereby covenants and agrees that it will promptly, at any time and from time to time, as required by the Landlord, during the term hereof, execute all documents and give all further assurances to this proviso as may be reasonably required to effect the postponement of its rights and privileges hereunder to the holder or holders of such charge or charges.

         29.00 The Tenant covenants and agrees with the Landlord that it will as and whenever reasonably required by the Landlord, certify or acknowledge to any purchaser, bank or mortgagee as to the status and validity of its lease and the status of the rentals and the Tenant's account herein.

         30.00 With respect to realty taxes and rates payable by the Tenant pursuant to paragraph 7.02 above, the Landlord shall estimate the amount sufficient to pay the said taxes for the remainder of the calendar year falling within the first year of the term hereby granted, and the Tenant shall pay, monthly, a sum equal to the proportion of such estimated amount divided by the number of months remaining in the calendar year. Thereafter, the Landlord shall reasonably estimate the amount of taxes which will become payable in each subsequent calendar year, and during such calendar year, the Tenant shall pay, monthly, and in addition to any other sum otherwise payable hereby, an amount on account of taxes which shall be equal to one-ninth (1/9) of the estimated annual taxes, which sum shall be payable on the rental payment date in each of January to September (both inclusive). In the event that the actual taxes for the calendar year are greater than or less than the amount estimated by the Landlord as aforesaid, the Tenant shall either pay on demand by the Landlord, or to be credited with respect to the difference accordingly.

REGIS-   31.00    The Tenant covenants that it will not register nor cause to be
TRATION registered the within lease against the registered title of the lands more particularly described in Schedule "A" hereto. It is understood, however, that in the event either Landlord or Tenant shall require notice of such lease to be registered, then such notice shall be prepared and registered at the expense of the party requesting same and in accordance with the regulations governing such Notice of Lease as may appear from time to time under the provisions of The Registry Act, R.S.O. 1970 and amendments together with regulations and both parties agree to execute such Notice of Lease upon request.

         32.00 The Landlord and Tenant acknowledge that the lands and premises outlined in red on Schedule "A" annexed hereto (the "Transport Premises") are leased to Transport International Pool of Canada Limited ("Transport") for a term commencing May 1st, 1980, and that there shall be maintained by Transport a driveway over that area shown hatched in green on Schedule "A" (the "Driveway") and that the Driveway shall be available for common use by the Tenant and Transport, and their respective employees, servants, agents, licensees or invitees provided neither the Tenant nor Transport shall restrict or impede the right of the other to utilize the Driveway; and provided that a twenty foot (20') strip west of the Driveway, as shown shaded yellow on Schedule "A" annexed hereto shall be available to the Tenant, its employees, servants, agents, licensees or invitees for parking purposes. If required the Landlord shall use its best efforts to co-ordinate Driveway usage as herein provided.

         32.01 The Tenant shall have to option to renew this lease upon the following terms and conditions:


                  (a) Provided the Tenant has duly paid, the rent, and has regularly performed all the covenants herein contained, the Landlord shall, not later than ten (10) months prior to the expiry of the original term of this lease, advise the Tenant in writing of the rental rate for a renewal term of five (5) years.

                  (b) Not later than nine (9) months prior to the expiry of the original term of this lease, the Tenant shall advise the Landlord in writing of whether or not it desires to exercise its option to extend the term of this lease for a further period of five (5) years upon the terms and conditions as are contained in this lease (except as to further right of renewal) and at the rental rate stipulated by the Landlord to sub-paragraph
                         (a) above.

         32.02 In consideration of the execution of this lease by the Tenant, the Landlord covenants and agrees:


                  (a) To assure that ample electric power will be available to handle the proposed baseboard heaters.


                  (b) To modify the existing heating and cooling system at its expense, and which modifications include:


                        (i) installing a ceiling diffuser pattern and connecting ducts directly from the ductwork to the diffusers. (This will allow the air flow to be controlled).

                        (ii) installing a 5 ton 575 volt/3/60 roof-top air conditioner with 150 MBH of heat, as well as a ductwork distribution system with diffusers and grilles. (This unit will serve the northerly portion of the offices north of the foyer).

                        (iii) repairing and adjusting the multi-zone unit, to
                              assure proper cycling of the zones, and hot and cold decks.

                        (iv) supplying and installing 11 additional electric baseboards below the large glazed areas to protect against down drafts. (This will require a new distribution panel in the offices, wired from the main splitter).

                        (v) guaranteeing the complete systems, including the existing multi-zone unit for one year. These systems when completed will maintain design conditions as follows:
                              Summer 75 deg. F. indoors at 87 deg. F. outdoors Winter 70 deg. F. indoors at -5 deg. F. outdoors this work to be all inclusive, including roofing and bases and wiring.


                  (c) To undertake a further $9,250.00 of improvements to the building (repainting and other cosmetic applications) as requested by the Tenant.

         33.00 The Landlord and Tenant expressly acknowledge and agree that the terms of the Original Lease shall govern the parties to and including April 30th, 1980, and thereafter this lease shall govern; and accordingly, and without limiting the generality of the foregoing as of and from May lst, 1980, the rights of occupation in favour of the Tenant shall be restricted to the demised premises (and the Driveway and additional parking area as herein provided) and shall not extend to the Transport premises.

                  IN WITNESS WHEREOF the parties have hereunto set their hands and seals.

                                             DUCON-MIKROPUL LIMITED

                                             Per: Illegible
                                                 ---------------------

                                                 ---------------------


                                             BRAMALEA LIMITED

                                             Per: Illegible
                                                 ---------------------
                                                 Vice President

                                                 ---------------------
                                                 Vice President

                            LEASE AMENDING AGREEMENT

             THIS AGREEMENT made as of the 11th day of April, 1991.

                 IN PURSUANCE of the Short Forms of Leases Act.

BETWEEN OR AMONGST:


                                BRAMALEA LIMITED

                         (hereinafter called the "Landlord")

                                                               OF THE FIRST PART

                                    - and -

                         HOSOKAWA MICRON LIMITED, formerly
                         named MIKROPUL LIMITED, and previously
                         NAMED DUCON-MIKROPUL LIMITED

                         (hereinafter called the "Tenant")

                                                              OF THE SECOND PART



      WHEREAS:


1. The Landlord and Tenant entered into a lease dated as of April 3, l980, respecting approximately 18,496 sq. ft. in the building municipally known as 1940 Steeles Avenue East, Brampton, Ontario, as more particularly described therein, as amended by amending agreements dated as of May 1, 1986 and December 5, 1988, (the "Lease").


2. The Tenant has requested to extend the Lease term for ten (10) additional years from May 1, 1991 to April 30, 2001, and the Landlord and the Tenant have agreed upon the rental amounts and other terms respecting such extension, including without limitation, the termination of the existing renewal option, and the granting of an option to purchase upon the terms set out herein.


      NOW THEREFORE WITNESSETH in consideration of the rents, covenants and agreements hereinafter reserved and contained on the part of the Tenant to be paid, observed and performed, and in consideration of the sum of $10.00 of lawful money of Canada now paid by each of the parties to each of the other parties herein (the receipt and sufficiency whereof are hereby acknowledged), and in consideration of other good and valuable consideration (the receipt and sufficiency whereof are hereby acknowledged), the parties agree as follows:


1.    INCORPORATION BY REFERENCE


      Except as otherwise expressly provided in this agreement the capitalized terms used herein shall have the meanings attributed to them in the Lease.

2.    EXTENSION OF TERM


      The parties hereby confirm that the term has been extended for ten (10) additional years from May 1, 1991 to April 30, 2001 (such period being referred to herein as the Extended Term).


3.    BASIC RENT DURING THE EXTENDED TERM


      (a) During the first, second and third years of the Extended Term, the Tenant hereby covenants to pay without any abatement or deduction for any reason whatsoever the sum of Ninety-Four Thousand Three Hundred and Twenty-Nine Dollars and Sixty Cents ($94,329.60) per annum in equal consecutive monthly installments of Seven Thousand, Eight Hundred and Sixty Dollars and Eighty Cents ($7,860.80) each on the first day of each and every month during such period, together with additional rent herein reserved.


      (b) During the fourth and fifth years of the Extended Term, the Tenant hereby covenants to pay without any abatement or deduction for any reason whatsoever the sums of One Hundred and Seven Thousand, Two Hundred and Seventy-Six Dollars and Eighty Cents ($107,276.80) per annum in equal consecutive monthly installments of Eight
            Thousand, Nine  Hundred  and  Thirty-Nine   Dollars  and
            Seventy-Three cents ($8,939.73) each on the first day of each and every month during such period, together with additional rent herein reserved.


      (c) During the sixth, seventh and eighth years of the Extended Term, the Tenant hereby covenants to pay without any abatement or deduction for any reason whatsoever the sum of One Hundred and Sixteen Thousand, Five Hundred and Twenty-Four Dollars and Eighty Cents ($116,524.80) per annum in equal consecutive monthly installments of Nine Thousand, Seven Hundred and Ten Dollars and Forty Cents ($9,710.40) each on the first day of each and every month during such period, together with additional rent herein reserved.

      (d) During the ninth and tenth years of the Extended Term, the Tenant hereby covenants to pay without any abatement or deduction for any reason whatsoever the sum of One Hundred and Thirty-Three Thousand, One Hundred and Seventy-One Dollars and Twenty Cents ($133,171.20) per annum in equal consecutive monthly installments of Eleven Thousand, and Ninety-Seven Dollars and Sixty Cents ($11,097.60) each on the first day of each and every month during such period, together with additional rent herein reserved.

4.    WAIVER OR OPTION TO RENEW

      The Tenant hereby expressly waives its option to renew set out in paragraph 2 of the December 5, 1988 Amending Agreement, which option to renew shall be of no further force or effect.

5.    APPLICABLE TERMS AND CONDITIONS APPLYING TO LEASE

      (a) During the period from May 1, 1991 to April 30, 1996 of the Extended Term, except as herein amended the terms and conditions of the Lease shall continue in full and effect.

      (b) During the period from May 1, 1996 to April 30, 2001 of the Extended Term, and any overholding or negotiated extension after such date, the demised premises shall be governed by the Landlord's present standard lease form terms and conditions, a copy of which is attached as Schedule "C" hereto (the "Lease Form") and the Landlord shall deliver to the Tenant, at least thirty (30) days prior to May 1, 1996, a restated lease, containing the terms and conditions of the Lease Form, together with the Basic Rent amounts as set out herein, and the Tenant agrees to execute same within fifteen (15) days of delivery by the Landlord to the Tenant.


6.    OPTION TO PURCHASE

      (a) The Landlord as Vendor hereby grants to the Tenant as Purchaser a personal, non-assignable, irrevocable option to purchase the demised premises (sometimes referred to herein as the "Real Property") as described in Schedule "A" annexed hereto and as outlined in red on Schedule "B" annexed hereto, exercisable at any time between May 1, 1995 and February 1, 1996 (after which time this option shall expire), provided that this Lease is then in existence and the Tenant is not then in default hereunder, for the Purchase Price (as defined in subparagraph (b) herein).


      (b)   "Purchase Price" means the aggregate of:


             (i)  $2,980,000.00; and


            (ii) The amount, if any, up to a maximum of $25,000.00 required to be paid by the Landlord as Vendor to any then existing mortgagee of the Real Property in the nature of a prepayment penalty, bonus or fee (the "Penalty") in order to obtain a discharge of such mortgage on the closing date. The Landlord covenants and agrees to pay the amount of the Penalty which is in excess of $25,000.00.

      (c) This option is exercisable by notice in writing to the Landlord, such notice to be given in accordance with the terms of the Lease.


      (d) Upon exercise of the option, there shall be paid to the Landlord's solicitors, Borden & Elliot, to be held in trust as a deposit the sum of $100,000.00 which sum shall be applied to the Purchase Price and held by the Landlord pending completion of the sale or other termination of the Agreement arising from the exercise of the option. The deposit as aforesaid shall be placed in an interest bearing account or certificate of deposit (whichever bears the highest interest rate) with all interest being for the account of the Tenant. In the event that the Landlord and Tenant do not agree in writing respecting the disbursement of the deposit, and any interest thereon, the Landlord's solicitors shall retain the deposit, and any interest thereon, in escrow until the Landlord and the Tenant have agreed in writing as to disbursement thereof, or until a trial adjudication of the issue by a court of competent jurisdiction. Notwithstanding the foregoing the Landlord's solicitors may pay the deposit, and any interest thereon, into court or other secured depositary and shall thereafter be relieved of all liabilities. Each of the parties hereby releases the Landlord's solicitors from all liabilities whatsoever with respect to the deposit, and any interest thereon, save and except for the gross negligence or wilful misconduct of the Landlord's solicitors in that regard, and hereby agree not to institute against or join the Landlord's solicitors in any legal proceedings, and to indemnify and hold the Landlord's solicitors harmless from any costs, losses or damages whatsoever in relation thereto.

      (e) The balance of the Purchase Price shall be paid to the Landlord as Vendor by cash or certified cheque on date of closing subject to usual adjustments.


      (f) The sale shall be completed on April 30, 1996, unless on such day the appropriate Land Titles Office or Registry Office is closed, in which case the sale shall be completed on the next following day when such office is open.


      (g) The Landlord shall deliver to the Tenant an up-to-date location survey of the Real Property showing the current location of all buildings thereon within ten (10) days of exercise of the option. The Tenant as Purchaser shall not call for the production of any title deed, abstract of title, sketch or other evidence of title, except such as are in Landlord's possession or under its control. The Tenant as Purchaser shall be allowed forty-five (45) days from the date of exercise of the option herein to examine its own expense title to the Real Property and to satisfy itself that there are no
            outstanding   active  files,  deficiency  notices  or  work  orders
            affecting the Real Property, that its present use may be lawfully continued and that the buildings thereon may be insured against risk of fire. The Landlord hereby consents to the municipality releasing to the Purchaser details of all outstanding active files, work orders or deficiencies affecting the Real Property and agrees to execute and deliver to the Tenant such further authorizations as the Tenant may reasonably require, provided that no inspections shall be authorized or made.


      (h) The Tenant as Purchaser agrees to accept title to the Real Property subject to minor all rights and easements, if any, registered against title for the supply and installation of telephone services, electricity, gas, sewers, water, and other related services; provided that title to the Real Property is otherwise good and free of all easements, liens and encumbrances (and the Landlord covenants to so discharge on or before closing) except:


            (i)   as herein expressly provided;


            (ii) any registered restrictions, conditions or covenants that run with the land; provided that such have been complied with;

            (iii) any  existing  municipal  agreements,   including  subdivision
                  agreement, development agreement and site plan, provided that such have been complied with and the municipality states there is satisfactory security to ensure future compliance.

      (i) If the Tenant shall furnish the Landlord in writing with any valid objection to title or to any outstanding active file, deficiency notice or work order or to the fact that the present use may not lawfully be continued or that the buildings located on the Real Property may not be insured against risk of fire which the Landlord shall be unable to remove, remedy or satisfy and which Tenant will not waive. the Agreement resulting from the exercise of the option, notwithstanding any intervening acts or negotiations in respect of such objections, shall be null and void and all deposit monies paid by the Tenant as Purchaser hereunder shall be immediately refunded with interest and without deduction and the parties shall have no further liability to each other with respect to the purchase transaction, but the Lease shall remain in full force and effect. Save as to any valid objections so made within such time and except for any objection going to the root of the title, the Tenant as Purchaser shall be conclusively deemed to have accepted the title of the Landlord to the Real Property.


      (j) The parties acknowledge that since the Lease is net to the Landlord, there are no adjustments on closing.


      (k) The Building shall be and remain at the risk of Landlord as Vendor until completion. Pending completion the Landlord shall hold all insurance policies, if any, and the proceeds thereof in trust for the parties as their interest may appear pursuant to the Lease and the agreement of purchase and sale arising from the exercise of the option and in the event of substantial damage. Tenant as Purchaser may, once the amount of the proceeds of insurance is established, either terminate this Agreement of Purchase and sale and have the deposit returned with interest and without deduction, and pursue its elections pursuant to the Lease, or else take the proceeds of any insurance and complete the purchase.

      (l) On completion of the sale transaction, the Landlord as Vendor shall deliver a Statutory Declaration by an officer of the Landlord that it is not then a non-resident of Canada with the meaning of the Income Tax Act, a Declaration of a Senior Officer of the Landlord as to the Landlord's possession of the Real Property in a form acceptable to the Tenant's solicitors, acting reasonably, an undertaking to readjust any error or omission in the Statement of Adjustments and such further documents and assurances as the Tenant's solicitor may reasonably require to complete the purchase of the Real Property. The transfer shall, save for the Land Transfer Tax Affidavit, be prepared in registrable form at the expense of the Landlord as Vendor. The Transfer/Deed shall be prepared in registrable form at the expense of the Landlord and if requested by the Tenant the Landlord covenants that the Transfer/Deed shall contain the statements contemplated by clauses 49(21a)(a) and (b) of the Planning Act.

      (m) Any tender of documents or money hereunder may be made upon the Landlord as Vendor or Tenant as Purchaser or any solicitor acting for either party and any money may be tendered by negotiable cheque certified by a chartered bank or Province of Ontario Savings Office.

      (n) Notwithstanding anything elsewhere herein contained the option shall expire upon the valid determination or the herein Lease.

      (o) The Tenant as Purchaser is registered under Subdivision d of Division V of Part IX of the Excise Tax Act (Canada) ("ETA") for the collection and remittance of the goods and services tax ("GST") and the registration number for the Tenant is No. 1O2399417. The Tenant will remit directly to the Receiver General of Canada the GST payable and file the prescribed form GST 60 pursuant to Subsection 228 (4) of the ETA in connection with the sale and conveyance of the Real Property. The Real Property being transferred on the closing resulting from the purchase by the Tenant is being purchased by the Tenant as principal for its own account and is not being purchased by the Tenant as agent, trustee or otherwise on behalf of or for another person and does not constitute a supply of a residential complex made to an individual for the purposes of paragraph 221(2)(b) of the ETA. The Tenant shall indemnify and save harmless the Landlord from any GST, penalty, interest or other amounts which may be payable by or assessed against the Landlord, as Vendor, under the ETA as a result of or in connection with the Landlord's failure, as Vendor to collect and remit any GST applicable on the sale and conveyance of the Real Property herein.

                                   SCHEDULE A

             ALL and SINGULAR that certain parcel or tract of land and premises, situate, lying and being the City of Brampton in the Regional Municipality of Peel being composed of Part of Block G, Registered Plan 720 City of Brampton.

                                      PLAN
                                  OF SURVEY OF
                          CK G REGISTERED PLAN No. 720
                            TOWNSHIP OF CHINGUACOUSY
                                 COUNTY OF PEEL

      (p) In the event that the Tenant has a bona fide intention to exercise the option to purchase herein, prior to exercise of such option to purchase (but not thereafter) in order to satisfy itself with respect to the environmental status of the Real Property, the Tenant shall be entitled to conduct such environmental testing as the Tenant reasonably requires, subject to the prior written approval of the Landlord, acting reasonably, provided that such testing does not interfere with the activities of other tenants at the Real Property, and provided that such testing shall be at the sole risk and expense of the Tenant, and the Tenant shall make good any damage.

7.    Effective Date

      The provisions of this agreement shall come into force and have effect from the date of execution hereof.


      IN WITNESS WHEREOF the parties hereto have executed this Agreement.



                                      BRAMALEA LIMITED

                                      PER: /s/ BUBBA MARRIOTT
                                          ----------------------------------
                                               Bubba Marriot, VICE PRESIDENT

                                      Per: /s/ DAVID MURRAY
                                          ----------------------------------
                                               David Murray
                                               Vice-President

                                      HOSOKAWA MICRON LIMITIED

                                      Per:[Illegible]
                                      ----------------------------------
                                      Per:[Illegible]
                                      ----------------------------------
**
(q) The Agreement of Purchase and Sale arising from the exercise of the Option contained herein shall be effective to create an interest in the real property only if the applicable Land Division provisions of the Planning Act are complied with, and the Landlord agrees, at its expense, to comply with such provisions and to proceed diligently with the application for such compliance.